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                                                                     Exhibit 4.2
(Logo)
Agra Quest
Innovative natural product solutions for pest management
NUMBER
SHARES
AQ
INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 00849E 10 4
THIS CERTIFIES THAT
is the record holder of
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF AgraQuest, Inc.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
(Donald J. Glidewell)
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
[Seal]
(Pamela G. Marrone)
PRESIDENT AND CHIEF EXECUTIVE OFFICER
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK  TRANSFER & TRUST COMPANY
(New York, New York)
Transfer Agent
and Registrar
By
Authorized Signature
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AgraQuest, Inc
A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights as established, from time to time, by the Certificate of Incorporation of the Corporation and by any certificate of determination, and the number of shares constituting each class or series and the designations thereof, may be obtained by any stockholder of the Corporation upon written request and without charge from the Secretary of the Corporation at the principal office of the
Corporation.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND
OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM  -   as tenants in common
TEN ENT  -   as tenants by the entireties
JT TEN  -   as joint tenants with right
of survivorship and not as
tenants in common
COM PROP - as community property
UNIF GIFT MIN ACT- ____Custodian ____
(Cust)    (Minor)
under Uniform Gifts to Minors
Act ____
(State)
UNIF TRF MIN ACT- ____Custodian (until age ____)
(Cust)
____ under Uniform Transfers
(Minor)
to Minors Act ____
(State)
Additional abbreviations may also be used though not in the above list.
For value received, ____ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER
IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE shares of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint
Attorney,
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated ____, ____
X
X
Notice: The signature(s) to this assignment must correspond with the name(s) written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed
By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.